Exhibit 5.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR NEW YORK, NY 10105 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

April 14, 2026

The Elmet Group Co.

2 Portland Fish Pier

Portland, ME 04101

Re:	Registration Statement on Form S-1 (File No. 333-294725)

Ladies and Gentlemen:

We have acted as counsel to The Elmet Group Co., a Delaware corporation (the “Company”), in a public offering pursuant to the Registration Statement on Form S-1, as amended (Registration Statement No. 333-294725) initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on March 30, 2026 (the “Registration Statement”), of $115,000,000 of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including shares of Common Stock pursuant to the exercise of the underwriters’ option to purchase additional shares of Common Stock, to be sold to the Underwriters (the “Underwritten Shares”) as contemplated by the Registration Statement.

The Underwritten Shares are to be sold by the Company to the Underwriters pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and underwriters to be named therein, of which Cantor Fitzgerald & Co. is acting as representative. The Underwritten Shares are to be offered and sold in the manner described in the Registration Statement and the related prospectus included therein (the “Prospectus”).

For purposes of rendering the opinions set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion including (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, (iii) the Company’s Amended and Restated Certificate of Incorporation, (iv) the Company’s Bylaws, (v) the form of Second Amended and Restated Certificate of Incorporation, filed as an exhibit to the Registration Statement, which will be in effect upon effectiveness of the Registration Statement, (vi) the form of Amended and Restated Bylaws, filed as an exhibit to the Registration Statement, which will be in effect upon effectiveness of the Registration Statement (vii) the form of Underwriting Agreement filed as an exhibit to the Registration Statement and (vii) the corporate resolutions and other actions of the Company that authorize and provide for the filing of the Registration Statement, and we have made such other investigation as we have deemed appropriate. We have not independently established any of the facts so relied on.

We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.

Based on the foregoing, we are of the opinion that:

1. Underwritten Shares. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the Underwritten Shares will be validly issued, fully paid and non-assessable.

We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law, the laws of the State of New York and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP